UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)On July 1, 2020, the board of directors of Full House Resorts, Inc. (the "Company") appointed each of (i) Eric J. Green and (ii) Michael P. Shaunnessy (together, the "New Directors") as independent directors of the Company, effective immediately, to serve until the Company's 2021 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified. In connection with the appointment of the New Directors, the number of directors constituting the board of directors of the Company increased to eight.

There are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were selected as directors of the Company. There are no transactions in which the New Directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Effective with their appointments, Mr. Green will serve as a member of the compensation committee of the board of directors, and Mr. Shaunnessy will serve as a member of the nominating and corporate governance committee of the board of directors.

The New Directors will participate in the non-employee director compensation arrangements generally applicable to all of the Company's non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 23, 2020. Pursuant to the established compensation program for non-employee directors, each New Director will receive: (1) cash compensation of $28,000 per year, paid quarterly in arrears, (2) the choice of either a grant of 7,947 shares of common stock valued at $12,000, as determined by the closing price of the Company's common stock on July 1, 2020, or the $12,000 value in quarterly cash payments of $3,000 paid in arrears, and (3) a stock option grant to purchase 8,000 shares with an exercise price of $1.51 per share, vesting in full on July 1, 2021.

A press release announcing the appointment of the New Directors is included herewith as Exhibit 99.1.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On July 1, 2020, the board of directors of the Company amended and restated the Company's bylaws (as amended and restated, the "Bylaws") for the purpose of making certain clarifying, technical, updating and conforming changes. Among other things, the amendments to the Bylaws include the following changes:

Board of Directors

●	allow for the appointment of a Lead Independent Director who may be appointed by a majority of the independent directors of the board of directors;
●	provide that the number of directors on the board of directors shall be not less than five (5) or more than nine (9) persons;
●	update and clarify that directors of the Company are elected by the affirmative vote of a majority of the votes cast by stockholders in an uncontested election of directors; provided that in a contested election, directors are elected by a plurality of the votes cast;
●	update and clarify that, in an uncontested election, any incumbent director who does not receive a majority of the votes cast must tender his or her resignation, and a committee of independent directors will make a recommendation to the board of directors on whether to accept such resignation;
●	provide that special meetings of the board of directors may be called by any two of the following: the Chair, the President, the Lead Independent Director (if any), the Vice Chair or the Chair of the Nominating and Corporate Governance Committee;
●	provide that, in the Chair's absence at any meeting of the board of directors, the Lead Independent Director (if any), the Vice Chair, the President or any director chosen by a majority of the directors present (in that order), shall act as chair and preside at the meeting;
●	clarify that the board of directors shall determine whether a person becomes a "Disqualified Director" for purposes of gaming regulatory purposes if any of the triggering events in Article 5, Section 1, paragraph (d) of the Certificate of Incorporation exist;

Stockholder Meetings

●	update the requirements for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders, including to (i) require disclosure of any compensation agreements between proposing stockholders and their director nominees, (ii) provide a written representation that proposing stockholders intend to appear in person or by proxy at the meeting, (iii) describe any agreements with respect to the director nomination between the proposing stockholder and any other person and any material relationships, within the last three (3) years, between the proposing stockholder and the director nominee, (iv) update any information submitted to the Company if it becomes inaccurate. If any information submitted to the Company is materially untrue, it will be deemed to have not been delivered to the Company;
●	require all stockholder director nominees, in connection with being nominated, to provide the Company with (i) completed questionnaires with respect to the background and qualification of such person and make representations to the Company regarding certain matters including disclosure of voting commitments and third-party compensation, and compliance with Company's bylaws, code of conduct and other policies and guidelines, (ii) a written representation that the director nominee intends to serve the full term of directorship, and (iii) additional information upon request to enable the Company to examine the director nominee's eligibility, qualifications and fitness to serve;
●	in connection with a stockholder proposal, require proposing stockholders to submit the text of the proposed business, including any proposed resolutions, and to disclose any material interest in such proposed business;
●	update and clarify the requirements for setting a record date for stockholder meetings and stockholder consents;
●	require notice of any stockholder meeting to include the record date;
●	clarify that, in the absence of a quorum, the Chair, the Lead Independent Director (if any), the Chief Executive Officer, the President, the Secretary or any other officer of the Company (in that order), shall have the authority to adjourn the stockholders meeting. A quorum, once established, cannot be broken by the subsequent withdrawal of votes;
●	clarify that, in the Chair's absence at any stockholders meeting, the Lead Independent Director (if any), the Chief Executive Officer, the President, or any director or executive officer chosen by a majority of the directors present (in that order), shall act as chair and preside at the meeting;

Officers

●	clarify that the board of directors shall elect a Chief Executive Officer and a Chief Financial Officer in addition to a President, Secretary and Treasurer, and that the board may choose a Chair and Vice Chair;
●	provide the description of the duties of the Chief Executive Officer and the Chief Financial Officer, and update the description of the duties of the President;
●	clarify that the Chief Executive Officer or the board of directors have the authority to prescribe the duties and powers of the other officers of the Company;

Other

●	update the forum selection clause which provides that unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by a director, officer or other employee of the Company to the Company or to the Company's stockholders, (iii) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the Company's Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation, or any director, officer or other employee of the Company's governed by the internal affairs doctrine; and
●	clarify that, in addition to the stockholders, the board of directors has the power to amend the Bylaws by a majority vote of the board of directors.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws (as amended and restated) that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	3.1	Second Amended and Restated Bylaws of Full House Resorts, Inc., effective July 1, 2020
	99.1	Press release announcing the appointment of Mr. Green and Mr. Shaunnessy as directors, dated July 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: July 2, 2020	/s/ Lewis A. Fanger
Lewis A. Fanger
Senior Vice President, Chief Financial Officer & Treasurer